UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 5, 2003


                               THE TAG GROUP, INC.
                               ------------------
              (Exact name of small business issuer in its charter)


           Florida                        0-33041               90-0052652
 -------------------------------        ------------        -------------------
 (State or other jurisdiction of        (Commission          (I.R.S. Employer
 incorporation or organization)         File Number)        Identification No.)


             5605 Carnegie Boulevard, Suite 200, Charlotte, NC 28209
             -------------------------------------------------------
                    (Address of principal executive offices)


                                 (704) 319-2220
                                 --------------
                           (Issuer's telephone number)


                                       N/A
                            ------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired

         Financial Statements of Convey Sytems, Inc.

         Balance Sheet as of May 31, 2003 (unaudited)........................F-1
         Statement of Operations for the five months ended
         May 31, 2003 (unaudited)............................................F-2
         Statement of Stockholders' Deficit for the five months ended
         May 31, 2003 (unaudited)............................................F-3
         Statement of Cash Flows for the five months ended
         May 31, 2003 (unaudited)............................................F-4
         Notes to Financial Statements for the five months ended
         May 31, 2003 (unaudited)............................................F-5
         Independent Auditors' Report.......................................F-11
         Balance Sheet as of December 31, 2002 and 2001.....................F-12
         Statement of Operations for the years ended
         December 31, 2002 and 2001.........................................F-13
         Statement of Stockholders' Equity (Deficit) for the years ended
         December 31, 2002 and 2001.........................................F-14
         Statement of Cash Flows for the years ended
         December 31, 2002 and 2001.........................................F-15
         Notes to Financial Statements for the years ended
         December 31, 2002 and 2001.........................................F-17
         Financial Statements of The TAG Group, Inc.
         Balance Sheet as of May 31, 2003 (unaudited).......................F-24
         Statement of Operations from Inception (February 1, 2003)
         to May 31, 2003 (unaudited)........................................F-25
         Statement of Stockholders' Deficit from Inception
         (February 1, 2003) to May 31, 2003 (unaudited).....................F-26
         Statement of Cash Flows from Inception (February 1, 2003)
         to May 31, 2003 (unaudited)........................................F-27
         Notes to Financial Statements from Inception (February 1, 2003)
         to May 31, 2003 (unaudited)........................................F-28
(b)      Pro Forma Financial Information

         Introduction to Pro-Forma Consolidated Financial Statements
         as of March 31, 2003, the three months ended March 31, 2003 and the year ended December 31, 2002 (unaudited)...................F-30
         Pro Forma Consolidated Balance Sheet as of
         March 31, 2003 (unaudited).........................................F-31
         Pro Forma Consolidated Statement of Operations for the.............F-32
         year ended December 31, 2002 (unaudited)...........................F-33
         Pro Forma Consolidated Statement of Operations for the
         six months ended March 31, 2003 (unaudited)........................F-34
         Notes and Assumptions to the Unaudited Consummated Pro Forma
         Balance Sheet and Pro Forma Statement of Operations for the
         three months ended March 31, 2002 and the year ended December
         31, 2002 (unaudited)...............................................F-35

                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        THE TAG GROUP, INC.


Date: August 29, 2003                   By: /s/ Doyal Bryant
                                            -----------------------
                                            Doyal Bryant, President



Date: August 29, 2003                   By: /s/ Richard D. Salpeter
                                            -----------------------
                                            Richard D. Salpeter,
                                            Chief Financial Officer

                              CONVEY SYSTEMS, INC.
                                  BALANCE SHEET
                                  MAY 31, 2003
                                   (UNAUDITED)


                ASSETS

CURRENT ASSETS:
  Accounts receivable (net of allowance of
   $5,000)                                         $   126,728
                                                   -----------

    Total current assets                                              126,728

PROPERTY AND EQUIPMENT - at cost less
  accumulated depreciation                                             22,891

DEPOSITS                                                                3,026
                                                                   ----------

                                                                   $  152,645
                                                                   ==========

   LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Current portion of capital lease obligations     $     6,323
  Note payable                                         700,000
  Accounts payable                                     128,452
  Accrued expenses                                      41,036
  Deferred income                                        3,600
                                                   -----------

    Total current liabilities                                         879,411
                                                                   ----------

LONG-TERM PORTION OF CAPITAL LEASE OBLIGATIONS                              -
                                                                   ----------

STOCKHOLDERS' DEFICIT:
  Series A voting preferred stock; no par value;
    liquidation preference of $251,510               1,500,000
  Series B 12 percent cumulative redeemable
    voting preferred stock; no par value             5,315,637
  Common stock, no par value                         1,714,209
  Accumulated deficit                               (9,256,612)      (726,766)
                                                   -----------     ----------

                                                                   $  152,645
                                                                   ==========

                        SEE NOTES TO FINANCIAL STATEMENTS

                              CONVEY SYSTEMS, INC.
                             STATEMENT OF OPERATIONS
                         FIVE MONTHS ENDED MAY 31, 2003
                                   (UNAUDITED)


GROSS REVENUES:                                                    $  152,701
                                                                   ----------


COSTS AND EXPENSES:
  Costs of revenues                                    350,602
  Selling, general and administrative                  140,040
  Interest                                              13,253
  Depreciation                                          12,666
                                                   -----------

   Total operating expenses                                           516,561
                                                                   ----------


NET LOSS                                                           $ (363,860)
                                                                   ==========

                        SEE NOTES TO FINANCIAL STATEMENTS

                                                     CONVEY SYSTEMS, INC.
                                              STATEMENTS OF STOCKHOLDERS DEFICIT
                                                FIVE MONTHS ENDED MAY 31, 2003
                                                         (UNAUDITED)

                                        Shares of Stock
                                --------------------------------
                                Series A    Series B               Series A    Series B
                                Preferred   Preferred   Common     Preferred   Preferred    Common    Accumulated
                                  Stock      Stock       Stock       Stock       Stock       Stock      Deficit      Total
                                ---------  ----------  ---------  ----------  ----------  ----------  -----------  ---------
Balances at December 31, 2002   1,004,442  11,249,230  3,578,442  $1,500,000  $5,056,241  $1,973,605  $(8,892,752) $(362,906)

Accretion of redeemable
  preferred stock                       -           -          -           -     259,396    (259,396)           -          -
Net loss                                -           -          -           -           -           -     (363,860)  (363,860)
                                ---------  ----------  ---------  ----------  ----------  ----------  -----------  ---------

Balances at May 31, 2003        1,004,442  11,249,230  3,578,442  $1,500,000  $5,315,637  $1,714,209  $(9,256,612) $(726,766)
                                =========  ==========  =========  ==========  ==========  ==========  ===========  =========



                                              SEE NOTES TO FINANCIAL STATEMENTS

                                                             F-3

                              CONVEY SYSTEMS, INC.
                             STATEMENT OF CASH FLOWS
                         FIVE MONTHS ENDED MAY 31, 2003
                                   (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                          $ (363,860)
  Adjustments to reconcile net loss to net
    cash used in by operating activities:
      Depreciation                                      12,666
    Changes in operating assets and liabilities:
      Decrease in prepaid expenses                       1,000
      Decrease in other assets                          21,974
      Increase in accounts receivable                  (55,620)
      Increase in accounts payable                      83,024
      Increase in accrued expenses                       7,100
      Decrease in deferred income                       (7,200)
                                                    ----------

    Net cash used in operating activities                            (300,916)
                                                                   ----------


CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable                           300,000
  Principal payments on lease obligations              (20,895)
                                                    ----------

    Net cash provided by financing activities                         279,105
                                                                   ----------

NET DECREASE IN CASH                                   (21,811)


CASH - beginning of year                                               21,811
                                                                   ----------

CASH - end of year                                                 $        -
                                                                   ==========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:


    Cash payments for:
      Interest                                                     $      509


                        SEE NOTES TO FINANCIAL STATEMENTS

                              CONVEY SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                         FIVE MONTHS ENDED MAY 31, 2003
                                   (UNAUDITED)

NOTE 1 - SUBSEQUENT EVENT:

         On May 19, 2003, Convey Systems, Inc. (the Company) entered into an Agreement and Plan of Merger with the TAG Group, Inc. This merger was consummated on June 18, 2003. The terms of this agreement are that all common stock, all classes of preferred stock, warrants and convertible securities be exchanged for an aggregate of 2,250,000 shares of the TAG Group Inc.'s common stock. The Series B stockholders will receive a total of 546,230 shares (or
0.0485571 of a share for each Series B share owned). As discussed in Note 5, the note payable to stockholder will be converted into 725,106 shares, and the warrants issued to that stockholder will be converted into 978,664 shares. No other class or series of the Company's securities will be entitled to receive any shares.

NOTE 2 - GOING CONCERN:

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in 2002 and 2001 of $1,372,282 and $1,316,224, respectively, and $363,860 for the five months ended May 31, 2003. In addition, the Company has used substantial amounts of working capital in its operations. Further, at May 31, 2003, the Company's current liabilities exceed current assets by $752,683, and the Company has an accumulated deficit of $9,256,612.

         In view of these matters, management has sought out additional investment sources to raise additional funds. In connection with this effort, as discussed in Note 1, the Company has entered into a merger agreement in May 2003. However, no assurances can be given that the Company will continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    THE COMPANY:

         The Company provides a web-based, firewall and proxy friendly platform utilizing interactive video, chat, voice, application share and co-browse capabilities. Utilizing its platform, the Company connects businesses and consumers with goods and service providers via a "all now" button either embedded within the browser toolbar when visiting a Convey Systems enabled website or integrated into a simple e-mail.

    CASH AND CASH EQUIVALENTS:

         The Company considers all highly liquid investments having an original maturity of three months or less to be cash equivalents. Amounts invested may exceed federally insured limits at any given time.

    PROPERTY AND EQUIPMENT:

         Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from two to five years.

    INCOME TAXES:

         Deferred income taxes are provided for temporary differences between the basis of the Company's assets and liabilities for financial reporting and income tax purposes. As of December 31, 2002, the Company has a deferred tax asset of approximately $3,399,000 resulting primarily from net operating loss carryforwards. As of December 31, 2002, the Company has a net operating loss carryforward of approximately $8,716,000, which begins to expire in 2017. The deferred tax asset has been fully offset by a valuation allowance due to the uncertainty of realizing future tax benefits.

         The Tax Reform act of 1986 contains provisions which limit the ability to utilize net operating loss, capital loss, and various tax credit carryforwards in the case of certain events including significant changes in ownership interest. If the Company's tax carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforward, the Company would incur a federal income tax liability even though these loss carryforwards would be available in future years.

    USE OF ACCOUNTING ESTIMATES:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

    FAIR VALUE OF FINANCIAL INSTRUMENTS:

         The Company's financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, credit facilities and long-term debt. The carrying amounts of these financial instruments approximate fair value due to their short maturities and variable rates of interest. The carrying amounts of long-term debt approximate their fair values based on current rates available for similar types of instruments.

         The Company did not have any outstanding financial derivative instruments.

    PRODUCT DEVELOPMENT:

         Costs for advertising and research and development are expensed as incurred.

    ACCOUNTING FOR STOCK-BASED COMPENSATION:

         Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation ("SFAS 123"), and related interpretations. Stock-based awards to nonemployees are accounted for under the provisions of SFAS 123. SFAS 123 allows, and the Company has elected to continue, to only disclose the effects on net income or loss of the fair value of the options.

NOTE 4 - PROPERTY AND EQUIPMENT:

         The principal categories and estimated useful lives of property and equipment are as follows:

                                                           Estimated
                                                          Useful Lives
     Office equipment                   $   283,194        2 - 5 years
     Software                                 8,566            3 years
                                        -----------
                                            291,760
     Less: accumulated depreciation         268,869
                                        -----------
                                        $    22,891
                                        ===========

NOTE 5 - NOTES PAYABLE:

         In August 2002, the Company entered into a loan agreement with a major stockholder of the Company. This Senior Secured Convertible Note and Loan and Security Agreement made available $700,000 to be borrowed by the Company at an interest rate of 10 percent. The Company had borrowed $700,000 of the available funds at May 31, 2003. The Company has correspondingly increased the borrowing under the loan to $700,000 in April of 2003. The Company issued warrants to this stockholder in connection with this loan to purchase shares of series B preferred stock at $0.01 per share. The number of shares granted is based on a formula based on facts that would exist on the date of exercise.

         The original terms of the loan required repayment or conversion to the Company's stock by March 31, 2003. However, as discussed in Note 1, the Company has entered into an Agreement and Plan of Merger in May of 2003. This stockholder will receive 725,106 shares of the merged company for this note and the warrants will convert into the right to receive 978,664 shares of the merged company.

         The note is collateralized by all tangible and intangible assets of the Company.

NOTE 6 - CAPITAL LEASES:

         The Company is obligated under capital lease agreements related to the purchase of computer equipment. The present value of future minimum capital lease payments as of May 31, 2003 is as follows:

                  Year Ending:
                      2003                                $    6,482
                  Less amount representing interest              159
                                                          ----------
                  Present value of net minimum capital
                   lease payments                              6,323
                  Less current portion                        (6,323)
                                                          ----------
                                                          $        -
                                                          ==========

NOTE 7 - STOCKHOLDERS' EQUITY:

         During 2000, the Board of Directors of the Company approved an increase in the number of authorized shares of common stock from 40,000,000 to 250,000,000 shares and declared a 10 to 1 reverse stock split. In March 2001, the Board of Directors of the Company approved a 10 to 1 reverse split of Series A and B Preferred stock. All share and per share amounts have been restated to reflect the 2001 stock split.

         The Board of Directors of the Company also approved an increase in the number of authorized shares of Series A Preferred stock from 200 to 1,100,000 shares and the authorization of 15,000,000 shares of Series B Preferred stock.

         In 2000, the Company sold 11,249,230 shares of 12 percent Convertible Redeemable Series B Preferred stock for $3,999,233 in connection with the Series B Preferred Stock Agreement (the "Agreement") with venture capital firms/strategic investors. Series B Preferred stockholders are entitled to receive annual dividends at 12 percent which compound quarterly and are cumulative. The Company must pay all dividends declared or in arrears to preferred stockholders before dividends may be paid to other stockholders. No dividends were declared on the Series B Preferred stock during the five months ended May 31, 2003. The amount of preferred stock dividends in arrears as of May 31, 2003 is $1,413,733.

         As defined in the Agreement, each share of Series B Preferred Stock is convertible into shares of common stock at the option of the holder or at the option of the Company upon the consummation of a qualified initial public offering of the Company's shares. The conversion rate at May 31, 2003 was 1 to
1. Upon conversion, the Company is required to pay all accrued but unpaid dividends on preferred shares. As of May 31, 2003, no shares have been converted. Additionally, the Company is required to redeem the Series B Preferred stock on May 30, 2005 at a price equal to the liquidation preference of such shares. Accordingly, the carrying value of the preferred stock has been increased to reflect the accretion of the redemption value. The cumulative accretion of the redemption value as of May 31, 2003 is $1,413,733.

         On June 10, 1998, the Company issued 118,020 shares of Series A Preferred stock for $750,000, or $6.35 per share, in connection with the Series A Preferred stock purchase agreement ("Preferred A Agreement"). The Preferred A Agreement provides for the right to purchase 118,020 additional shares of the Series A Preferred Stock for $750,000, or $6.35 per share, which was exercised in February 1999. In accordance with the non-dilutive ownership rights of the Preferred A Agreement, the Company was obligated to issue 90,156 shares to Series A stockholders, of which 78,716 were issued during 1999. During 2000, the remaining 11,440 plus an additional 678,246 shares were issued in accordance with the non-dilutive ownership rights.

         Prior to the Series B Preferred Stock Agreement, Series A Preferred stockholders were entitled to receive annual dividends at 12 percent which compound quarterly and were cumulative. In connection with the Series B Preferred Stock Agreement, Series A Preferred stockholders forfeited their dividends in arrears and are not entitled to future dividends. Also, as redefined in the Series B Preferred Stock Agreement, each share of Series A Preferred stock is convertible into shares of common stock at the option of the holder or of the Company upon the consummation of a qualified initial public offering of the Company's shares. The conversion rate at May 31, 2003 was 1 to
1. As of May 31, 2003, no shares have been converted.

         In May 2002, the Company entered into an agreement with a member of the board of directors to grant warrants to purchase up to 175,000 shares of common stock at $0.01 per share for serving on the board of directors. Using the Black Scholes pricing model and a 50 percent volatility factor, the Company determined that the warrants had no value. No warrants have been exercised under this agreement.

         In August 2002, the company granted warrants in connection with a loan agreement (see Note 5). Using the Black Scholes pricing model and a 50 percent volatility factor, the Company determined that the warrants had no value. No warrants have been exercised under this agreement.

         In connection with the issuance of bridge loans in 1999, the Company granted warrants to purchase 91,572 shares of common stock at an exercise price of $11.25 per share. The warrants expire on August 31, 2006, and as of May 31, 2003, no warrants have been exercised.

         In connection with the issuance of bridge loans during 2000, the Company granted warrants to purchase 35,552 shares of common stock at an exercise price of $11.25 per share. The warrants expire on August 31, 2006, and as of May 31, 2003, no warrants have been exercised.

         On December 2, 1997, and as amended on June 3, 1998, the Company entered into an agreement with a third party to grant options to purchase up to 35,200 shares of common stock at $0.000025 per share for services related to the sourcing of capital. The agreement provides that 4,000 options vest for each $56,818 of capital raised for the Company by the third party. The options expired on December 1, 2002. During 1998, 4,400 options were exercised under this agreement.

NOTE 8 - OPERATING LEASES:

         The Company is obligated under various operating leases for office space and equipment. The office space lease terms provide for annual increases in the monthly rent payments based upon the consumer price index.

         The future minimum lease payment under noncancellable operating leases (with initial remaining lease terms in excess of one year) as of May 31, 2003 are as follows:
                                                 Lease
                  Year Ending:                  Payments
                                               ----------
                     2003                      $  139,010
                     2004                         143,007
                     2005                         144,508
                  Thereafter                            -
                                               ----------
                                               $  426,525
                                               ==========

         Rent expense for operating leases during the five months ended May 31, 2003 was approximately $54,900.

NOTE 9 - EMPLOYEE STOCK OPTION PLAN:

         The Company has an Omnibus Stock Option Plan and Award Plan ("the Plan") under which 1,800,000 shares of the Company's common stock were reserved for issuance to employees, directors and consultants. Options granted under the Plan may be incentive stock options or non-statuary stock options. Incentive stock options may only be granted to employees. The options vest and are exercisable as defined in the individual stock option agreements underlying the plan. During 2000, 1,319,873 options were granted at an exercise price of $0.25 per share. During 2002, 173,000 options were granted at an exercise price of $0.25 per share. Also during 2002, 355,300 options were forfeited. At May 31, 2003, 1,137,573 options remain outstanding including 434,989 fully vested.

NOTE 10 - EMPLOYEE BENEFIT PLAN:

         The Company has a 401(k) plan, which covers substantially all employees. Plan participants can make voluntary contributions of up to 15 percent of compensation, subject to certain limitations. Expenses related to the plan for the five months ended May 31, 2003 was approximately $997.

                          INDEPENDENT AUDITORS' REPORT

         We have audited the accompanying balance sheets of Convey Systems, Inc. as of December 31, 2002 and 2001, and the related statements of operations and stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Convey Systems, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has net stockholders' deficit, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are included in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

May 20, 2003
Charlotte, North Carolina

                              CONVEY SYSTEMS, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001


                ASSETS                                 2002           2001
                                                    ----------    ----------
CURRENT ASSETS:
  Cash                                             $    21,811   $   950,399
  Accounts receivable (net of allowance of
   $5,000 in 2002)                                      71,108        32,150
  Prepaid expenses                                       1,000        15,717
                                                    ----------    ----------

    Total current assets                                93,919       998,266

PROPERTY AND EQUIPMENT - at cost less
  accumulated depreciation                              35,557       125,396

DEPOSITS                                                25,000        25,000
                                                    ----------    ----------

                                                   $   154,476   $ 1,148,662
                                                    ==========    ==========


   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)      2002          2001
                                                    ----------    ----------
CURRENT LIABILITIES:
  Current portion of capital lease obligations     $    27,218   $    66,076
  Note payable                                         400,000           -
  Accounts payable                                      45,428        19,984
  Accrued expenses                                      33,936        21,207
  Deferred income                                       10,800         4,800
                                                    ----------    ----------

    Total current liabilities                          517,382       112,067
                                                    ----------    ----------

LONG-TERM PORTION OF CAPITAL LEASE OBLIGATIONS             -          27,219
                                                    ----------    ----------

STOCKHOLDERS' EQUITY (DEFICIT):
  Series A voting preferred stock; no par value;
    liquidation preference of $251,510               1,500,000     1,500,000
  Series B 12% cumulative redeemable voting
    preferred stock; no par value; liquidation
    preference of $5,153,569 and $4,601,401,
    respectively                                     5,056,241     4,504,073
  Common stock, no par value                         1,973,605     2,525,773
  Accumulated deficit                               (8,892,752)   (7,520,470)
                                                    ----------    ----------

                                                      (362,906)    1,009,376
                                                    ----------    ----------
                                                   $   154,476   $ 1,148,662
                                                    ==========    ==========

                        SEE NOTES TO FINANCIAL STATEMENTS

                              CONVEY SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                       2002          2001
                                                    ----------    ----------

NET REVENUES                                       $   390,612   $   377,296
                                                    ----------    ----------

OPERATING EXPENSES:
  Sales and marketing                                   35,016        64,920
  Product development                                      665        17,841
  General and administrative                         1,624,704     1,762,095
  Depreciation                                          89,838        99,766
                                                    ----------    ----------

   Total operating expenses                          1,750,223     1,944,622
                                                    ----------    ----------


LOSS FROM OPERATIONS                                (1,359,611)   (1,567,326)
                                                    ----------    ----------

OTHER (EXPENSE) INCOME:
  Interest (expense) income, net                       (12,671)       65,040
  Forgiveness of debt                                      -         224,000
  Loss on disposal of assets                               -         (37,938)
                                                    ----------    ----------

   Total other (expense) income                        (12,671)      251,102
                                                    ----------    ----------

NET LOSS                                           $(1,372,282)  $(1,316,224)
                                                    ==========    ==========

                        SEE NOTES TO FINANCIAL STATEMENTS

                                                       CONVEY SYSTEMS, INC.
                                           STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                              YEARS ENDED DECEMBER 31, 2002 AND 2001

                              Shares of Stock
                      --------------------------------
                      Series A   Series B                Series A    Series B               Additional
                      Preferred  Preferred    Common    Preferred   Preferred     Common     Paid-In    Accumulated
                        Stock      Stock       Stock      Stock       Stock       Stock      Capital      Deficit       Total
                      ---------  ----------  ---------  ----------  ----------  ----------  ----------  -----------  -----------
Balances at
  December 31, 2000   1,004,442  11,249,230  3,326,442  $1,500,000  $4,011,066  $2,812,750  $   80,029  $(6,204,246) $ 2,199,599

Issuance of common
  stock for the
  forgiveness of
  accounts payable            -           -    252,000           -           -     126,001           -            -      126,001

Accretion of
  redeemable
  preferred stock             -           -          -           -     493,007    (412,978)    (80,029)           -            -

Net loss                      -           -          -           -           -           -           -   (1,316,224)  (1,316,224)
                      ---------  ----------  ---------  ----------  ----------  ----------  ----------  -----------  -----------

Balances at
  December 31, 2001   1,004,442  11,249,230  3,578,442   1,500,000   4,504,073   2,525,773           -   (7,520,470)   1,009,376

Accretion of
  redeemable
  preferred stock             -           -          -          -      552,168    (552,168)          -            -           -

Net loss                      -           -          -          -            -          -            -   (1,372,282)  (1,372,282)
                      ---------  ----------  ---------  ----------  ----------  ----------  ----------  -----------  -----------

Balances at
  December 31, 2002   1,004,442  11,249,230  3,578,442  $1,500,000  $5,056,241  $1,973,605  $        -  $(8,892,752) $  (362,906)
                      =========  ==========  =========  ==========  ==========  ==========  ==========  ===========  ===========


                                                 SEE NOTES TO FINANCIAL STATEMENTS

                                                               F-14

                              CONVEY SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                       2002          2001
                                                    ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                         $(1,372,282)  $(1,316,224)
  Adjustments to reconcile net loss to net
    cash used in by operating activities:
      Depreciation                                      89,838        99,766
      Loss on disposal of asset                              -        37,938
      Gain on forgiveness of debt                            -      (224,000)
    Changes in operating assets and liabilities:
      Decrease (increase) in prepaid expenses           14,717       (15,717)
      Increase in other assets                               -       (20,185)
      Increase in accounts receivable                  (38,958)       (7,472)
      Increase (decrease) in accounts payable           25,444       (81,906)
      Increase (decrease) in accrued expenses           12,729       (48,843)
      Increase in deferred income                        6,000         4,800
                                                    ----------    ----------

    Net cash used in operating activities           (1,262,512)   (1,571,843)
                                                    ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                        -        (6,709)
  Proceeds from sale of property and
    equipment                                                -         4,725
                                                    ----------    ----------

    Net cash used in investing activities                  -          (1,984)
                                                    ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable                           400,000             -
  Principal payments on lease obligations              (66,076)      (45,230)
  Principal payments on notes payable                        -       (27,477)
                                                    ----------    ----------

    Net cash provided by (used in) financing
      activities                                       333,924       (72,707)
                                                    ----------    ----------

NET DECREASE IN CASH                                  (928,588)   (1,646,534)

CASH - beginning of year                               950,399     2,596,933
                                                    ----------    ----------

CASH - end of year                                 $    21,811   $   950,399
                                                    ==========    ==========

                        SEE NOTES TO FINANCIAL STATEMENTS

                               CONVEY SYSTEMS INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001
                                   (continued)


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:


                                                       2002           2001
                                                    ----------    ----------

    Cash payments for:
      Interest                                     $     5,545    $    6,472



    Non-cash operating, investing and financing activities:

      Common stock in exchange for forgiveness
        of accounts payable                                  -       126,001
      Acquisition of fixed assets included
        in capital leases                                    -       135,934




                        SEE NOTES TO FINANCIAL STATEMENTS

                              CONVEY SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 1 - SUBSEQUENT EVENT:

         On May 19, 2003, Convey Systems, Inc. (the Company) entered into an Agreement and Plan of Merger with the TAG Group, Inc. The terms of this agreement are that al common stock, all classes of preferred stock, warrants and convertible securities be exchanged for an aggregate of 2,250,000 shares of the TAG Group Inc.'s common stock. The Series B stockholder will receive a total of 546,230 shares (or 0.0485571 of a share for each Series B share owned). As discussed in Note 5, the note payable to stockholder will be converted into 725,106 shares, and the warrants issued to that stockholder will be converted into 978,664 shares. No other class or series of the Company's securities will be entitled to receive any shares.

NOTE 2 - GOING CONCERN:

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in 2002 and 2001 of $1,372,282 and $1,316,224 respectively. In addition, the Company has used substantial amounts of working capital in its operations. Further, at December 31, 2002, the Company's current liabilities exceed current assets by $423,463 and the Company has an accumulated deficit of $8.892,752.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY:

         The Company provides a web-based, firewall and proxy friendly platform utilizing interactive video, chat, voice, application share and co-browse capabilities. Utilizing its platform, the Company connects businesses and consumers with goods and service providers via a "call now" button either embedded within the browser toolbar when visiting a Convey Systems' enabled website or integrated into a simple e-mail.

CASH AND CASH EQUIVALENTS:

         The Company considers all highly liquid investments having an original maturity of three months or less to be cash equivalents. Amounts invested may exceed federally insured limits at any given time.

PROPERTY AND EQUIPMENT:

         Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from two to five years. Included in property and equipment are capital leases. These leased assets are included in the December 31, 2002 balance sheet at a capitalized cost of $138,159, net of related accumulated depreciation of $124,370. Capital leases are amortized over the shorter of the lease term or asset life.

INCOME TAXES:

         Deferred income taxes are provided for temporary differences between the basis of the Company's assets and liabilities for financial reporting and income tax purposes. As of December 31, 2002 and 2001, the Company has a deferred tax asset of approximately $3,399,000 and $2,872,000, respectively, resulting primarily from net operating loss carryforwards. As of December 31, 2002, the Company has a net operating loss carryforward of approximately $8,716,000 which begins to expire in 2017. The deferred tax asset has been fully offset by a valuation allowance due to the uncertainty of realizing future tax benefits.

         The Tax Reform act of 1986 contains provisions which limit the ability to utilize net operating loss, capital loss, and various tax credit carryforwards in the case of certain events including significant changes in ownership interest. If the Company's tax carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforward, the Company would incur a federal income tax liability even though these loss carryforwards would be available in future years.

USE OF ACCOUNTING ESTIMATES:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

         The Company's financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, credit facilities and long-term debt. The carrying amounts of these financial instruments approximate fair value due to their short maturities and variable rates of interest. The carrying amounts of long-term debt approximate their fair values based on current rates available for similar types of instruments.

         The Company did not have any outstanding financial derivative instruments.

PRODUCT DEVELOPMENT:

         Costs for advertising and research and development are expensed as incurred.

ACCOUNTING FOR STOCK-BASED COMPENSATION:

         Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to nonemployees are accounted for under the provisions of SFAS 123. SFAS 123 allows and the Company has elected to continue to only disclose the effects on net income or loss of the fair value of the options.

NOTE 4 - PROPERTY AND EQUIPMENT:

         The principal categories and estimated useful lives of property and equipment are as follows:

                                                                  Estimated
                                         2002          2001      Useful Lives
                                      ----------    ----------   ------------

     Office equipment                 $  283,194    $  283,194    2 - 5 years
     Software                              8,566         8,566        3 years
                                      ----------    ----------
                                         291,760       291,760

     Less: accumulated depreciation      256,203       166,364
                                      ----------    ----------

                                      $   35,557    $  125,396
                                      ==========    ==========

NOTE 5 - NOTES PAYABLE:

         In August 2002, the Company entered into a loan agreement with a major stockholder of the Company. This Senior Secured Convertible Note and Loan and Security Agreement made available $500,000 to be borrowed by the Company at an interest rate of 10%. The Company had borrowed $400,000 of the available funds at December 31, 2002. The loan agreement was amended to make available up to $700,000 subsequent to December 31, 2002 on April 9, 2003. The Company has correspondingly increased the borrowing under the loan to $700,000 in April of 2003. The Company issued warrants to this stockholder in connection with this loan to purchase shares of series B preferred stock at $0.01 per share. The number of shares granted is based on a formula based on facts that would exist on the date of exercise.

         The original terms of the loan required repayment or conversion to the Company's stock by March 31, 2003. However, as discussed in Note 1, the Company has entered into an Agreement and Plan of Merger in May of 2003. This stockholder will receive 725,106 shares of the merged company for this note and the warrants will convert into the right to receive 978,664 shares of the merged company.

         The note is collateralized by all tangible and intangible assets of the Company.

NOTE 6 - CAPITAL LEASES:

         The Company is obligated under capital lease agreements related to the purchase of computer equipment. The present value of future minimum capital lease payments as of December 31, 2002 is as follows:

                  Year Ending:
                     2003                            $  27,886
                                                     ---------
                  Less amount representing interest       (668)
                                                     ---------
            Present value of net minimum capital
              lease payments                           (27,218)
            Less current portion                       (27,218)
                                                     ---------
                                                     $       -
                                                     =========

NOTE 7 - STOCKHOLDERS' EQUITY:

         During 2000, the Board of Directors of the Company approved an increase in the number of authorized shares of common stock from 40,000,000 to 250,000,000 shares and declared a 10 to 1 reverse stock split. In March 2001, the Board of Directors of the Company approved a 10 to 1 reverse split of Series A and B Preferred stock. All share and per share amounts have been restated to reflect the 2001 stock split.

         The Board of Directors of the Company also approved an increase in the number of authorized shares of Series A Preferred stock from 200 to 1,100,000 shares and the authorization of 15,000,000 shares of Series B Preferred stock.

         In 2000, the Company sold 11,249,230 shares of 12 percent Convertible Redeemable Series B Preferred stock for $3,999,233 in connection with the Series B Preferred Stock Agreement ("the Agreement") with venture capital firms/strategic investors. Series B Preferred stockholders are entitled to receive annual dividends at 12 percent which compound quarterly and are cumulative. The Company must pay all dividends declared or in arrears to preferred stockholders before dividends may be paid to other stockholders. No dividends were declared on the Series B Preferred stock during the year ended December 31, 2002. The amount of preferred stock dividends in arrears as of December 31, 2002 and 2001 is $1,154,337 and $602,168, respectively.

         As defined in the Agreement, each share of Series B Preferred Stock is convertible into shares of common stock at the option of the holder or at the option of the Company upon the consummation of a qualified initial public offering of the Company's shares. The conversion rate at December 31, 2002 and 2001 was 1 to 1. Upon conversion, the Company is required to pay all accrued but unpaid dividends on preferred shares. As of December 31, 2002, no shares have been converted. Additionally, the Company is required to redeem the Series B

Preferred stock on May 30, 2005 at a price equal to the liquidation preference of such shares. Accordingly, the carrying value of the preferred stock has been increased to reflect the accretion of the redemption value. The cumulative accretion of the redemption value as of December 31, 2002 is $1,154,337.

         On June 10, 1998, the Company issued 118,020 shares of Series A Preferred stock for $750,000, or $6.35 per share in connection with the Series A Preferred stock purchase agreement ("Preferred A Agreement"). The Preferred A Agreement provides for the right to purchase 118,020 additional shares of the Series A Preferred Stock for $750,000 or $6.35 per share, which was exercised in February 1999. In accordance with the non-dilutive ownership rights of the Preferred A Agreement, the Company was obligated to issue 90,156 shares to Series A stockholders of which 78,716 were issued during 1999. During 2000, the remaining 11,440 plus an additional 678,246 shares were issued in accordance with the non-dilutive ownership rights.

         Prior to the Series B Preferred Stock Agreement, Series A Preferred stockholders were entitled to receive annual dividends at 12 percent which compound quarterly and were cumulative. In connection with the Series B Preferred Stock Agreement, Series A Preferred stockholders forfeited their dividends in arrears and are not entitled to future dividends. Also, as redefined in the Series B Preferred Stock Agreement, each share of Series A Preferred stock is convertible into shares of common stock at the option of the holder or of the Company upon the consummation of a qualified initial public offering of the Company's shares. The conversion rate at December 31, 2002 was 1 to 1. As of December 31, 2002, no shares have been converted.

         In May 2002, the Company entered into an agreement with a member of the board of directors to grant warrants to purchase up to 175,000 shares of common stock at $0.01 per share for serving on the board of directors. Using the Black Scholes pricing model and a 50 percent volatility factor, the Company determined that the warrants had no value. No warrants have been exercised under this agreement.

         In August 2002, the company granted warrants in connection with a loan agreement (See Note 5). Using the Black Scholes pricing model and a 50 percent volatility factor, the Company determined that the warrants had no value. No warrants have been exercised under this agreement.

         In connection with the issuance of bridge loans in 1999, the Company granted warrants to purchase 91,572 shares of common stock at an exercise price of $11.25 per share. The warrants expire on August 31, 2006, and as of December 31, 2002, no warrants have been exercised.

         In connection with the issuance of bridge loans during 2000, the Company granted warrants to purchase 35,552 shares of common stock at an exercise price of $11.25 per share. The warrants expire on August 31, 2006, and as of December 31, 2002, no warrants have been exercised.

         On December 2, 1997 and as amended on June 3, 1998, the Company entered into an agreement with a third party to grant options to purchase up to 35,200 shares of common stock at $0.000025 per share for services related to the sourcing of capital.

The agreement provides that 4,000 options vest for each $56,818 of capital raised for the Company by the third party. The options expired on December 1, 2002. During 1998, 4,400 options were exercised under this agreement.

NOTE 8 - FORGIVENESS OF DEBT:

         In 2001, the Company recorded a gain from forgiveness of debt of $224,000. The gain results from the nonpayment of rent expense from 2001 and prior years. This former lessor of office space to the Company filed for Chapter 11 bankruptcy in October of 1999. The Company contacted the lessor to negotiate a payment plan; however, the lessor never pursued payments of amounts due.

NOTE 9 - OPERATING LEASES:

         The Company is obligated under various operating leases for office space and equipment. The office space lease terms provide for annual increases in the monthly rent payments based upon the consumer price index.

         The future minimum lease payment under noncancellable operating leases (with initial remaining lease terms in excess of one year) as of December 31, 2002 are as follows:

                                                 Lease
                  Year Ending:                  Payments
                                               ----------
                     2003                      $  139,010
                     2004                         143,007
                     2005                         144,508
                  Thereafter                           -
                                               ----------
                                               $  426,525
                                               ==========

         Rent expense for operating leases during 2002 and 2001 was approximately $132,000 and $110,000, respectively.

NOTE 10 - EMPLOYEE STOCK OPTION PLAN:

         The Company has an Omnibus Stock Option Plan and Award Plan ("the Plan") under which 1,800,000 shares of the Company's common stock were reserved for issuance to employees, directors and consultants. Options granted under the Plan may be incentive stock options or non-statuary stock options. Incentive stock options may only be granted to employees. The +options vest and are exercisable as defined in the individual stock option agreements underlying the plan. During 2000, 1,319,873 options were granted at an exercise price of $0.25 per share. During 2002, 173,000 options were granted at an exercise price of $0.25 per share. Also during 2002, 355,300 options were forfeited. At December 31, 2002, 1,137,573 options remain outstanding including 434,989 fully vested.

         The Company has adopted the disclosure only provisions of SFAS 123, "Accounting for Stock-Based Compensation." The Company determined the fair value of the options using the Black Scholes pricing model and a 50 percent volatility factor at the date of grant, and based on this valuation, the net loss would have been approximately $1,391,000 and $1,342,000 for the years ended December 31, 2002 and 2001, respectively, had the compensation expense been recorded.

NOTE 11 - EMPLOYEE BENEFIT PLAN:

         The Company has a 401(k) plan which covers substantially all employees. Plan participants can make voluntary contributions of up to 15 percent of compensation, subject to certain limitations. Expenses related to the plan for the years ended December 2002 and 2001 were approximately $2,000 and $1,900, respectively.

NOTE 12 - CASH CONCENTRATIONS:

         The Company maintains its cash in bank deposit accounts and money market funds, which, at December 31, 2002 and 2001 exceeded federally insured limits by $0 and $780,438, respectively. These accounts are maintained in high credit quality financial institutions in order to reduce the risk of potential losses. The Company has not experienced any losses in these accounts.

                               THE TAG GROUP, INC.
                                  BALANCE SHEET
                                  MAY 31, 2003
                                   (UNAUDITED)


                ASSETS

CURRENT ASSETS:
  Cash                                             $     2,047
                                                    ----------


    Total current assets                                                2,047




PROPERTY AND EQUIPMENT - at cost less
  accumulated depreciation                                              5,000
                                                                   ----------

                                                                  $     7,047
                                                                   ==========

   LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                 $    11,367
  Loans from stockholders                               15,823
                                                    ----------

    Total current liabilities                                          27,190
                                                                   ----------



STOCKHOLDERS' DEFICIT:
  Common stock, $0.01 par value;
   1,000 shares authorized; 700 shares
   issued and outstanding                                    7
  Accumulated deficit                                  (20,150)       (20,143)
                                                    ----------     ----------



                                                                  $     7,047
                                                                   ==========

                        SEE NOTES TO FINANCIAL STATEMENTS

                               THE TAG GROUP, INC.
                             STATEMENT OF OPERATIONS
                FROM INCEPTION (FEBRUARY 1, 2003) TO MAY 31, 2003
                                   (UNAUDITED)




GROSS REVENUES                                                    $         -
                                                                   ----------


COSTS AND EXPENSES:
  Selling, general and administrative                                  20,150
                                                                   ----------



NET LOSS                                                           $  (20,150)
                                                                   ==========




                        SEE NOTES TO FINANCIAL STATEMENTS

                               THE TAG GROUP, INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                FROM INCEPTION (FEBRUARY 1, 2003) TO MAY 31, 2003
                                   (UNAUDITED)


                               Common Stock
                            ------------------     ACCUMULATED
                            Shares      Amount       Deficit       Total
                            ------      ------       -------       -----

Beginning balances               -      $    -     $       -      $      -

Stock issued                   700           7             -             7

Net loss                         -           -       (20,150)      (20,150)
                            ------      ------     ---------      --------

Balances at May 31, 2003       700      $    7     $ (20,150)     $(20,143)
                            ======      ======     =========      ========


                        SEE NOTES TO FINANCIAL STATEMENTS

                               THE TAG GROUP, INC.
                             STATEMENT OF CASH FLOWS
                FROM INCEPTION (FEBRUARY 1, 2003) TO MAY 31, 2003
                                   (UNAUDITED)


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                         $   (20,150)

    Changes in operating assets and liabilities:
      Increase in accounts payable                      11,367
                                                    ----------

    Net cash used in operating activities                             (8,783)
                                                                   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                  (5,000)
                                                                   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Loans from stockholders                               15,823
  Issuance of stock                                          7
                                                    ----------

    Net cash provided by financing activities                         15,830
                                                                   ---------

NET INCREASE IN CASH                                                   2,047

CASH - beginning of period                                                 -
                                                                   ---------

CASH - end of period                                              $    2,047
                                                                   =========


                        SEE NOTES TO FINANCIAL STATEMENTS

                               THE TAG GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                FROM INCEPTION (FEBRUARY 1, 2003) TO MAY 31, 2003
                                   (UNAUDITED)

NOTE 1 - SUBSEQUENT EVENTS:

         The Company completed its share exchange agreement with Life Petroleum, Inc. Pursuant to this agreement the stockholders of the Company received shares of Life Petroleum, Inc. in exchange for their shares of the Company's stock. The share exchange was treated as a reverse acquisition due to stockholders of the Company receiving a larger portion of the voting rights of the combined entity. Additionally, the Company consummated a merger with, Convey System, Inc., where as certain stockholders of Convey Systems, Inc. were to be issued shares in the combined entity, as previously described, in exchange for their Convey shares.

NOTE 2 - GOING CONCERN:

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. However, the Company has sustained operating losses of $20,150 from inception to May 31, 2003. At May 31, 2003, the Company's current liabilities exceed current assets by $9,320.

         In view of these matters, management has sought out additional investment sources to raise additional funds. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES :

     THE COMPANY:

         The TAG Group, Inc. was formed as a Delaware corporation in February 1, 2003. The Company utilizes Information Technology (IT) tools to provide online and onsite assistance to small businesses and home IT professionals. Additionally, the Company provides professional services related to telephone and communication systems, business multimedia and home theater systems.

     CASH AND CASH EQUIVALENTS:

         The Company considers all highly liquid investments having an original maturity of three months or less to be cash equivalents. Amounts invested may exceed federally insured limits at any given time.

         PROPERTY AND EQUIPMENT:

         Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from two to five years.

         INCOME TAXES:

         Deferred income taxes are provided for temporary differences between the basis of the Company's assets and liabilities for financial reporting and income tax purposes. As of May 31, 2003, any deferred tax asset resulting from the six months of operating losses would be fully offset by a valuation allowance due to the uncertainty of realizing future tax benefits.

         USE OF ACCOUNTING ESTIMATES:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimate amounts are recognized in the year in which such adjustments are determined.

         FAIR VALUE OF FINANCIAL INSTRUMENTS:

         The Company's financial instruments include cash, accounts payable, and loans from stockholders. The carrying amounts of these financial instruments approximate fair value due to their short maturities and variable rates of interest.

         The Company did not have any outstanding financial derivative instruments.

         PRODUCT DEVELOPMENT:

        Costs for advertising and research and development are expensed as incurred.

                               THE TAG GROUP, INC.
                         (FORMERLY LIFE PETROLEUM, INC.)
           INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
         AS OF MARCH 31, 2003, AND THE THREE MONTHS ENDED MARCH 31, 2003
                      AND THE YEAR ENDED DECEMBER 31, 2002


         The following unaudited pro-forma consolidated balance sheet, pro-forma income statements and the explanatory notes give effect to the acquisition of Life Petroleum, Inc. (Life) by The Tag Group, Inc. (TAG) transaction resulted in the former shareholders of TAG owning the majority shares of Life, the transaction, which is referred to as a "reverse acquisition", has been treated for accounting purposes as an acquisition by TAG of the net assets and liabilities of Life. Additionally, the unaudited pro-forma consolidated balance sheet, pro-forma income statements and explanatory notes give effect to the acquisition of Convey Systems, Inc. (Convey) by TAG.

         The pro-forma consolidated balance sheet, pro-forma consolidated income statements and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. This pro-forma consolidated balance sheet and pro-forma consolidated income statements have been prepared utilizing the historical financial statements of The TAG Group, Inc., Life Petroleum, Inc. and Convey Systems, Inc. and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

         The pro-forma consolidated income statements have been prepared as if acquisitions had been consummated on January 1, 2002 under the purchase method of accounting and carried through to March 31, 2003. The pro-forma consolidated balance sheet has been prepared as if the acquisition was consummated on March 31, 2003.

         This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the periods presented, nor are they necessarily indicative of the results of future operations.

                                    THE TAG GROUP, INC. AND SUBSIDIARIES
                                       (FORMERLY LIFE PETROLEUM, INC.)
                                    PRO-FORMA CONSOLIDATED BALANCE SHEET
                                               MARCH 31, 2003
                                                 (UNAUDITED)

                                         LIFE          THE TAG        CONVEY          PRO-
                                       PETROLEUM,       GROUP,        SYSTEMS,        FORMA         PRO-
                                          INC.           INC.           INC.        ADJUSTMENTS     FORMA
                                      -----------    -----------    -----------     -----------   ----------
           ASSETS

CURRENT ASSETS:
  Cash                               $         55   $        813   $      6,972    $          -  $    7,840
  Accounts receivable                           -              -         82,901               -      82,901
  Prepaid expenses                              -              -          5,355               -       5,355
                                      -----------    -----------    -----------     -----------   ---------
    Total current assets                       55            813         95,228               -      96,096


PROPERTY-NET                                    -              -         29,574               -      29,574


OTHER ASSETS                                    -              -          3,026               -       3,026
                                      -----------    -----------    -----------     -----------   ---------

                                     $         55   $        813   $    127,828    $          -  $  128,696
                                      ===========    ===========    ===========     ===========   =========



                                                    F-31

                                    THE TAG GROUP, INC. AND SUBSIDIARIES
                                       (FORMERLY LIFE PETROLEUM, INC.)
                                    PRO-FORMA CONSOLIDATED BALANCE SHEET
                                               MARCH 31, 2003
                                                 (UNAUDITED)

                                         LIFE          THE TAG         CONVEY          PRO-
                                       PETROLEUM,       GROUP,        SYSTEMS,        FORMA        PRO-
                                         INC.            INC.           INC.        ADJUSTMENTS    FORMA _
                                      -----------    -----------    -----------     -----------  ----------

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Note payable                       $          -   $          -   $    600,000(1) $   (600,000)         -
  Current portion - leases                      -              -         27,218               -     27,218
  Accounts payable                            180          1,800         81,489               -     83,469
  Accrued expenses                              -          5,607         21,457(1)      (19,842)     7,222
  Deferred income                               -              -          5,400               -      5,400
  Loans from stockholders                     300              -              -               -        300
  Net assets exceeding net
   liabilities on acquisitions                  -              -              -(2)       11,681     11,681
                                      -----------    -----------    -----------     -----------  ---------

     Total current liabilities                480          7,407        735,564        (608,161)   135,290

LONG-TERM NOTES PAYABLE                         -              -              -               -          -

SHAREHOLDERS' DEFICIT:
  Preferred stock                               -              -      6,556,241(2)   (6,556,241)         -
  Common stock                             16,066              7      1,973,605(2)   (1,989,671)         7
  Additional paid-in capital              411,461              -              -(2)     (411,461)         -
  Accumulated deficit                    (427,952)        (6,601)    (9,137,582)      9,565,534     (6,601)
                                      -----------    -----------    -----------     -----------  ---------

     Total deficit                           (425)        (6,594)      (607,736)        608,161     (6,594)
                                      -----------    -----------    -----------     -----------  ---------

                                     $         55   $        813   $    127,828    $          - $  128,696
                                      ===========    ===========    ===========     ===========  =========


                                                    F-32

                                    THE TAG GROUP, INC. AND SUBSIDIARIES
                                       (FORMERLY LIFE PETROLEUM, INC.)
                               PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                        YEAR ENDED DECEMBER 31, 2002
                                                 (UNAUDITED)

                                         LIFE          THE TAG        CONVEY           PRO-
                                       PETROLEUM,       GROUP,       SYSTEMS,         FORMA         PRO-
                                         INC.            INC.          INC.        ADJUSTMENTS     FORMA
                                      -----------    -----------   ------------    -----------  -----------

GROSS REVENUES                       $          -   $          -  $     390,612    $          - $   390,612

COSTS AND EXPENSES:
  Cost of revenues                              -              -      1,108,989               -   1,108,989
  Selling, general and administrative      24,088              -        551,396               -     575,484
  Interest expense                              -              -         17,907(1)      (12,362)      5,545
  Depreciation                                  -              -         89,838               -      89,838
                                      -----------    -----------   ------------     -----------  ----------
     Total costs and expenses              24,088              -      1,768,130         (12,362)  1,779,856
                                      -----------    -----------   ------------     -----------  ----------


INTEREST INCOME                               259              -          5,236               -       5,495
                                      -----------    -----------   ------------     -----------  ----------


NET LOSS BEFORE EXTRAORDINARY ITEM        (23,829)             -     (1,372,282)         12,362  (1,383,749)

EXTRAORDINARY GAIN ON SETTLEMENT
  OF ACCOUNTS PAYABLE                       7,628              -              -               -       7,628
                                      -----------    -----------   ------------     -----------  ----------

NET LOSS                             $    (16,201)  $          -  $  (1,372,282)   $     12,362 $(1,376,121)
                                      ===========    ===========   ============     ===========  ==========


NET LOSS PER SHARE - BASIC AND
  DILUTED                                                                                       $     (0.13)
                                                                                                 ==========

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING                                                                                    10,650,000
                                                                                                 ==========


                                                    F-33

                                    THE TAG GROUP, INC. AND SUBSIDIARIES
                                       (FORMERLY LIFE PETROLEUM, INC.)
                               PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                       SIX MONTHS ENDED MARCH 31, 2003
                                                 (UNAUDITED)

                                         LIFE          THE TAG        CONVEY           PRO-
                                       PETROLEUM,       GROUP,       SYSTEMS,         FORMA         PRO-
                                         INC.            INC.          INC.        ADJUSTMENTS     FORMA _
                                      -----------    -----------   ------------    -----------  -----------

GROSS REVENUES                       $          -   $          -  $      80,594    $          - $    80,594

COSTS AND EXPENSES:
  Cost of revenues                              -              -        219,424               -     219,424
  Selling, general and administrative         125          6,601         92,562               -      99,288
  Interest expense                              -              -          7,456(1)       (7,456)          -
  Depreciation                                  -              -          5,982               -       5,982
                                      -----------    -----------   ------------     -----------  ----------
     Total costs and expenses                 125          6,601        325,424          (7,456)    324,694
                                      -----------    -----------   ------------     -----------  ----------

OTHER EXPENSE                                   -              -              -               -           -
                                      -----------    -----------   ------------     -----------  ----------

NET LOSS                             $       (125)  $     (6,601) $    (244,830)   $      7,456 $  (244,100)
                                      ===========    ===========   ============     ===========  ==========


NET LOSS PER SHARE - BASIC AND
  DILUTED                                                                                       $     (0.02)
                                                                                                 ==========

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING                                                                                    10,650,000
                                                                                                 ==========


                                                    F-34

                               THE TAG GROUP, INC.
                         (FORMERLY LIFE PETROLEUM, INC.)
    NOTES AND ASSUMPTIONS TO THE UNAUDITED CONSUMATED PRO-FORMA BALANCE SHEET
                         AND PRO-FORMA INCOME STATEMENTS
                      THREE MONTHS ENDED MARCH 31, 2003 AND
                        THE YEAR ENDED DECEMBER 31, 2002


ORGANIZATION AND BASIS OF PRESENTATION:

         The unaudited pro-forma consolidated balance sheet and consolidated income statements have been based on historical financial information, using generally accounting principles in the United States, of Life and Convey for the three months ended March 31, 2003 and the year ended December 31, 2002, and of TAG for the three months ended March 31, 2003, considering the effects of the reverse acquisition of Life by TAG and the acquisition of Convey by TAG was completed effective January 1, 2002 in the case of the pro-forma consolidated income statements, and effective March 31, 2003 in the case of the pro-forma consolidated balance sheet.


ASSUMPTION:

         The number of shares used in the calculation of the pro-forma net loss per share data is based on the weighted average number of shares outstanding during the period adjusted to give effect to shares assumed to be issued, had the transactions referred to above been consummated January 1, 2002.


PRO-FORMA ADJUSMENTS:

1. Adjust for note payable and interest on note being converted to securities in the Convey transaction. 2. Record the reverse acquisition of Life by TAG and the acquisition of Convey by TAG.


                                      F-35